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                                  Exhibit 24.5

                            THE ACKERLEY GROUP, INC.

                       UNANIMOUS WRITTEN CONSENT TO ACTION
                            OF THE BOARD OF DIRECTORS
                           IN LIEU OF SPECIAL MEETING

                                November 10, 1999

         Pursuant to Section 141(f) of the General Corporation Law of Delaware, the undersigned, being all of the directors of THE ACKERLEY GROUP, INC., a Delaware corporation ("Corporation"), consent to the adoption of the following resolutions without a meeting:

                                    RECITALS

1. Management of the Corporation has recommended that the Corporation adopt an Employee Stock Purchase Plan which will allow certain employees to purchase shares of the Corporation's Common Stock, $.01 par value per share ("Common Stock") at a discount and through payroll deductions. In order to issue such shares under the Option Plan, the Corporation must register the shares with the Securities and Exchange Commission.

2. At the 1999 Annual Meeting, the Corporation's shareholders approved the Fourth Amended and Restated Employees Stock Option Plan dated May 11, 1999 (the "Option Plan"), which increased the number of shares of Common Stock authorized for issuance under the Option Plan from 1,000,000 shares to 1,500,000 shares, reflecting the addition to the Option Plan of 500,000 shares of Common Stock ("Additional Shares").

3. The Corporation previously filed Registration Statements on Form-8 registering an aggregate 1,000,000 shares of Common Stock (as adjusted to reflect stock dividends and stock splits).

4. The Corporation must register with the Securities and Exchange Commission (the "Commission") the Additional Shares authorized under the Option Plan.

5. Daniel J. Evans, Jr. has been acting in the capacity of Vice President/Public Affairs, but was inadvertently omitted from the list of officers elected by the Board in its annual consent resolutions dated May 1, 1999. Management has requested that the Board take action to correct this oversight.

                                   RESOLUTIONS

                          EMPLOYEE STOCK PURCHASE PLAN

1. The Board of Directors hereby authorizes and approves the Employee Stock Purchase Plan ("ESPP"), in substantially the form presented to the Board and attached hereto as Exhibit A, with certain employees of the Corporation or of any of its designated

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         subsidiaries, to sell to such employees, and for such employees to purchase, shares of the Common Stock pursuant to the terms and conditions outlined in the ESPP.

2. In order to provide certain key employees with additional incentive compensation, the Proper Officers, and any of them, are authorized and directed, in the name and on behalf of the Corporation, to execute and deliver the ESPP.

3. The Proper Officers, and any of them, are authorized and directed, in the name and on behalf of the Corporation, with the advice of counsel, to enter into a Service Agreement, with AST Stock Plan, Inc. ("AST"), in connection with the administration of the proposed ESPP by AST, described in Exhibit B attached hereto, and such other services mutually agreed in writing from time to time by AST and the Corporation.

                             REGISTRATION STATEMENT

4. A Registration Statement on Form S-8 ("Registration Statement"), in substantially the form presented to the Board, for 2,000,000 shares of Common Stock, consisting of 1,500,000 shares authorized for issuance under the ESPP and the 500,000 Additional Shares authorized for issuance under the Option Plan is approved, and the Proper Officers, and any of them, with the assistance of counsel, are authorized and directed, for and on behalf of the Corporation, to prepare, execute and file the Registration Statement with the Commission under the Securities Act of 1933, together with all schedules and exhibits, with such additions and changes as the Proper Officers, or any of them, may approve, and with such approval to be conclusively evidenced by the filing of the Registration Statement with the Commission.

5. Each of the officers of the Corporation who may be required to sign and execute the Registration Statement or any amendment thereto or related documents, is authorized to execute a Power of Attorney, appointing the Proper Officers or any of them individually, to act as his/her true and lawful attorney or attorneys, to sign in his/her name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the Commission.

                         ADDITIONAL LISTING APPLICATION

6. The Proper Officers, and any of them, are authorized and directed, in the name and on behalf of the Corporation, to file an Additional Listing Application ("Additional Listing") with the New York Stock Exchange, Inc., and to take any and all action as may be necessary or appropriate, to effect the Additional Listing of the ESPP shares and the Additional Shares, for quotation on the New York Stock Exchange.

7. The Proper Officers, and any of them, are authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file any and all amendments to the Registration Statement, any schedules and exhibits, as they, or any of them, find necessary or desirable or as may be required by the Commission or under the Blue Sky or other applicable law of any jurisdiction, and to do such other acts or things and execute such other instruments, agreements and other documents as any of them may deem necessary or desirable to cause the Registration Statement, as amended and



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         supplemented, to comply with the Act and the rules and regulations under the Act ("Rules and Regulations") and with the Blue Sky or other applicable laws of any jurisdiction, and to cause the Registration Statement to become effective under the Act and the Rules and Regulations.

                    ELECTION OF VICE PRESIDENT/PUBLIC AFFAIRS

8. The Board of Directors hereby elects, effective May 1, 1999, Daniel J. Evans, Jr. to the position of Vice President/Public Affairs to serve until the next annual meeting of the Board of Directors and until his successor is elected and qualified, and ratifies all actions taken by him in that capacity since May 1, 1999.

                                 PROPER OFFICERS

9. The Proper Officers for purposes of these resolutions are Barry A. Ackerley, Gail A. Ackerley, Denis M. Curley Christopher H. Ackerley, and Keith W. Ritzmann.

                        [Signatures appear on next page.]



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                                UNANIMOUS CONSENT

         The undersigned, constituting the Board of Directors of THE ACKERLEY GROUP, INC., consent to the foregoing action effective as of the 10th day of November, 1999. This document may be signed in two or more counterparts, manually or via facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                                         /s/ Barry A. Ackerley
                                         --------------------------
                                         Barry A. Ackerley


                                         /s/ Gail A. Ackerley
                                         --------------------------
                                         Gail A. Ackerley


                                         /s/ Deborah L. Bevier
                                         --------------------------
                                         Deborah L. Bevier


                                         /s/ M. Ian G. Gilchrist
                                         --------------------------
                                         M. Ian G. Gilchrist


                                         /s/ Michel C. Thielen
                                         --------------------------
                                         Michel C. Thielen


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